Exhibit 99.1

Intel Reports Third-Quarter Revenue of $13.5 Billion

SANTA CLARA, Calif.--(BUSINESS WIRE)--October 16, 2012--Intel Corporation today reported quarterly revenue of $13.5 billion, operating income of $3.8 billion, net income of $3.0 billion and EPS of $0.58. The company generated approximately $5.1 billion in cash from operations, paid dividends of $1.1 billion and used $1.2 billion to repurchase stock.

"Our third-quarter results reflected a continuing tough economic environment," said Paul Otellini, Intel president and CEO. "The world of computing is in the midst of a period of breakthrough innovation and creativity. As we look to the fourth quarter, we're pleased with the continued progress in Ultrabooks and phones and excited about the range of Intel-based tablets coming to market."

Q3 2012 Key Financial Information and Business Unit Trends (GAAP, unless otherwise stated)

  PC Client Group revenue of $8.6 billion, flat sequentially and down 8 percent year-over-year
  Data Center Group revenue of $2.7 billion, down 5 percent sequentially and up 6 percent year-over-year
  Other Intel® architecture group revenue of $1.2 billion, up 6 percent sequentially and down 14 percent year-over-year
  Gross margin of 63.3 percent, 1.3 percentage points above the midpoint of the company’s updated expectation of 62 percent.
  R&D plus MG&A spending $4.6 billion, unchanged.
  Tax rate of 24 percent, below the company’s expectation of approximately 28 percent.

Business Outlook

Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures or other investments that may be completed after Oct. 16.

Q4 2012 (GAAP, unless otherwise stated)

  Revenue: $13.6 billion, plus or minus $500 million.
  Gross margin percentage: 57 percent and 58 percent Non-GAAP (excluding amortization of acquisition-related intangibles), both plus or minus a couple of percentage points.
  R&D plus MG&A spending: approximately $4.5 billion.
  Amortization of acquisition-related intangibles: approximately $75 million.
  Impact of equity investments and interest and other: approximately $75 million.
  Depreciation: approximately $1.6 billion.
  Tax Rate: approximately 27 percent.
  Full-year capital spending: $11.3 billion, plus or minus $300 million.

For additional information regarding Intel’s results and Business Outlook, please see the CFO commentary at: www.intc.com/results.cfm.

Status of Business Outlook

Intel’s Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The Business Outlook will be effective through the close of business Dec. 14 unless earlier updated; except that the Business Outlook for amortization of acquisition-related intangibles, impact of equity investments and interest and other, and tax rate, will be effective only through the close of business on Oct. 23. Intel’s Quiet Period will start from the close of business on Dec. 14 until publication of the company’s fourth-quarter earnings release, scheduled for Jan. 17, 2013. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

GAAP Financial Comparison
Quarterly
	Q3 2012	Q2 2012	vs. Q2 2012
Revenue	$13.5 billion	$13.5 billion	Flat
Gross Margin	63.3%	63.4%	Flat
Operating Income	$3.8 billion	$3.8 billion	Flat
Net Income	$3.0 billion	$2.8 billion	up 5.1%
Earnings Per Share	58 cents	54 cents	up 7.4%
Non-GAAP Financial Comparison
Quarterly
	Q3 2012	Q2 2012	vs. Q2 2012
Gross Margin	64.3%	64.4%	Flat
Operating Income	$4.1 billion	$4.1 billion	Flat
Net Income	$3.1 billion	$3.0 billion	up 4.8%
Earnings Per Share	60 cents	57 cents	up 5.3%
Non-GAAP results exclude the amortization of acquisition-related intangible assets and the related income tax effect of these charges.

Risk Factors

The above statements and any others in this document that refer to plans and expectations for the fourth quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should” and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the company’s expectations.

  Demand could be different from Intel's expectations due to factors including changes in business and economic conditions, including supply constraints and other disruptions affecting customers; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers. Uncertainty in global economic and financial conditions poses a risk that consumers and businesses may defer purchases in response to negative financial events, which could negatively affect product demand and other related matters.
  Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Revenue and the gross margin percentage are affected by the timing of Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.
  The gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; start-up costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; product manufacturing quality/yields; and impairments of long-lived assets, including manufacturing, assembly/test and intangible assets.
  The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.
  Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments; interest rates; cash balances; and changes in fair value of derivative instruments. The majority of our marketable equity security portfolio balance is concentrated in ASML Holding, N.V., and declines in value could result in impairment charges, impacting gains or losses on equity securities.
  Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.

  Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.
  Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
  Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

Earnings Webcast

Intel will hold a public webcast at 2 p.m. PDT today on its Investor Relations website at www.intc.com. A webcast replay and MP3 download will also be available on the site.

Intel plans to report its earnings for the fourth quarter of 2012 on Jan. 17, 2013. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, senior vice president and chief financial officer, at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2 p.m. PDT at www.intc.com.

About Intel

Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com.

Intel, the Intel logo and Ultrabook are trademarks of Intel Corporation in the United States and other countries.

*Other names and brands may be claimed as the property of others.

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	Sept 29,	Oct 1,	Sept 29,	Oct 1,
	2012	2011	2012	2011
NET REVENUE	$13,457	$14,233	$39,864	$40,112
Cost of sales	4,942	5,215	14,530	15,307
GROSS MARGIN	8,515	9,018	25,334	24,805

Research and development	2,605	2,140	7,519	6,042
Marketing, general and administrative	1,995	2,017	6,099	5,697
R&D AND MG&A	4,600	4,157	13,618	11,739
Amortization of acquisition-related intangibles	74	76	233	188
OPERATING EXPENSES	4,674	4,233	13,851	11,927
OPERATING INCOME	3,841	4,785	11,483	12,878
Gains (losses) on equity investments, net	53	92	81	95
Interest and other, net	27	15	105	221
INCOME BEFORE TAXES	3,921	4,892	11,669	13,194
Provision for taxes	949	1,424	3,132	3,612
NET INCOME	$2,972	$3,468	$8,537	$9,582

BASIC EARNINGS PER COMMON SHARE	$0.59	$0.67	$1.71	$1.80
DILUTED EARNINGS PER COMMON SHARE	$0.58	$0.65	$1.65	$1.75

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	4,996	5,194	5,006	5,317
DILUTED	5,153	5,340	5,181	5,466

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	Sept 29,	June 30,	Dec 31,
	2012	2012	2011
CURRENT ASSETS
Cash and cash equivalents	$3,520	$5,223	$5,065
Short-term investments	2,483	3,981	5,181
Trading assets	4,462	4,444	4,591
Accounts receivable, net	3,938	3,544	3,650
Inventories:
Raw materials	614	655	644
Work in process	2,363	2,068	1,680
Finished goods	2,342	2,181	1,772
	5,319	4,904	4,096
Deferred tax assets	1,633	1,517	1,700
Other current assets	1,659	2,172	1,589
TOTAL CURRENT ASSETS	23,014	25,785	25,872

Property, plant and equipment, net	27,157	25,976	23,627
Marketable equity securities	3,924	599	562
Other long-term investments	469	568	889
Goodwill	9,623	9,442	9,254
Identified intangible assets, net	6,221	5,974	6,267
Other long-term assets	4,033	4,008	4,648
TOTAL ASSETS	$74,441	$72,352	$71,119

CURRENT LIABILITIES
Short-term debt	$56	$92	$247
Accounts payable	3,188	3,269	2,956
Accrued compensation and benefits	2,320	2,020	2,948
Accrued advertising	1,096	1,060	1,134
Deferred income	1,954	1,915	1,929
Other accrued liabilities	3,339	2,182	2,814
TOTAL CURRENT LIABILITIES	11,953	10,538	12,028

Long-term debt	7,100	7,093	7,084
Long-term deferred tax liabilities	2,904	2,775	2,617
Other long-term liabilities	3,215	3,167	3,479
Stockholders' equity:
Preferred stock	—	—	—
Common stock and capital in excess of par value	19,278	18,883	17,036
Accumulated other comprehensive income (loss)	(501)	(857)	(781)
Retained earnings	30,492	30,753	29,656
TOTAL STOCKHOLDERS' EQUITY	49,269	48,779	45,911
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$74,441	$72,352	$71,119

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q3 2012	Q2 2012	Q3 2011
GEOGRAPHIC REVENUE:
Asia-Pacific	$7,695	$7,773	$8,050
	57%	58%	57%
Americas	$2,852	$2,883	$3,017
	21%	21%	21%
Europe	$1,775	$1,652	$1,814
	13%	12%	13%
Japan	$1,135	$1,193	$1,352
	9%	9%	9%

CASH INVESTMENTS:
Cash and short-term investments	$6,003	$9,204	$10,933
Trading assets - marketable debt securities (1)	4,462	4,444	4,259
Total cash investments	$10,465	$13,648	$15,192

TRADING ASSETS:
Trading assets - equity securities (2)	—	—	$6
Total trading assets - sum of 1+2	$4,462	$4,444	$4,265

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$791	$765	$833
Deferred income from software and services group	1,163	1,150	1,084
Total current deferred income	$1,954	$1,915	$1,917

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,625	$1,572	$1,273
Share-based compensation	$276	$280	$250
Amortization of intangibles	$268	$267	$256
Capital spending	($2,887)	($2,662)	($2,713)
Investments in non-marketable equity instruments	($163)	($79)	($274)
Equity investment in ASML Holding N.V.	($3,218)	—	—
Stock repurchase program	($1,165)	($1,100)	($4,000)
Proceeds from sales of shares to employees & excess tax benefit	$299	$552	$340
Dividends paid	($1,125)	($1,057)	($1,102)
Net cash (used)/received for acquisitions/divestitures	($110)	($282)	($186)

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	4,996	5,022	5,194
Dilutive effect of employee equity incentive plans	93	108	93
Dilutive effect of convertible debt	64	69	53
Weighted average common shares outstanding - diluted	5,153	5,199	5,340

STOCK BUYBACK:
Shares repurchased	46	41	186
Cumulative shares repurchased (in billions)	4.2	4.2	3.9
Remaining dollars authorized for buyback (in billions)	$6.3	$7.5	$14.2

OTHER INFORMATION:
Employees (in thousands)	104.7	102.8	99.9

INTEL CORPORATION
SUPPLEMENTAL OPERATING GROUP RESULTS
(In millions)

	Three Months Ended		Nine Months Ended
	Sept 29,	Oct 1,	Sept 29,	Oct 1,
	2012	2011	2012	2011
Net Revenue
PC Client Group	$8,633	$9,417	$25,768	$26,359
Data Center Group	2,654	2,512	7,911	7,412
Other Intel Architecture Group	1,177	1,368	3,360	3,906
Intel Architecture Group	12,464	13,297	37,039	37,677

Software and Services Group	588	541	1,745	1,292
All other	405	395	1,080	1,143
TOTAL NET REVENUE	$13,457	$14,233	$39,864	$40,112

Operating income (loss)
PC Client Group	$3,337	$4,014	$10,236	$10,841
Data Center Group	1,212	1,221	3,744	3,647
Other Intel Architecture Group	(235)	(140)	(882)	(209)
Intel Architecture Group	$4,314	$5,095	13,098	14,279

Software and Services Group	4	18	25	(48)
All other	(477)	(328)	(1,640)	(1,353)
TOTAL OPERATING INCOME	$3,841	$4,785	$11,483	$12,878
In the second quarter of 2012, we reorganized our smartphone, tablet, and mobile communication businesses within the other Intel architecture operating group to enable us to move faster and with greater collaboration and synergies in the market segment for mobile devices. As part of the reorganization, the former Netbook and Tablet Group has been separated into the following new operating groups: Netbook Group, Tablet Group, and Service Provider Group. Additionally, the former Ultra-Mobility Group is now the Phone Group. The other Intel architecture operating group continues to include the Intelligent Systems Group and Intel Mobile Communications. The other Intel architecture operating group aggregation has not changed. Our operating groups shown above are comprised of the following:

• PC Client Group: Delivering platforms designed for the notebook and desktop (including high-end enthusiast PCs) market segments; and wireless connectivity products.

• Data Center Group: Delivering platforms designed for the server, workstation, and storage computing market segments; and wired network connectivity products.

• Other Intel Architecture Group consist of the following:
• Intelligent Systems Group: Delivering platforms designed for embedded applications.
• Netbook Group: Delivering platforms designed for the netbook market segment.
• Intel Mobile Communications: Delivering mobile phone components such as baseband processors, radio frequency transceivers, and power management chips.

• Tablet Group: Delivering platforms designed for the tablet market segment.
• Phone Group: Delivering platforms designed for the smartphone market segment.
• Service Provider Group: Delivering gateway and set top box components.
• Software and Services Group consists of the following:
• McAfee: A wholly owned subsidiary delivering software products for endpoint security, network and content security, risk and compliance, and consumer and mobile security.
• Wind River Software Group: A wholly owned subsidiary delivering software optimized products for the embedded and mobile market segments.
• Software and Services Group: Delivering software products and services that promote Intel Architecture as the platform of choice for software development.

All Other consists of the following:
• Non-Volatile Memory Solutions Group: Delivering NAND flash memory products for use in a variety of devices.
• Corporate: Revenue, expenses and charges such as:
• A portion of profit-dependent compensation and other expenses not allocated to the operating groups.

• Divested businesses and results of seed businesses that support our initiatives.

• Acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q3 2012	Q3 2012	Q3 YTD 2012
	compared to Q2 2012	compared to Q3 2011	compared to Q3 YTD 2011
PC Client Platform
Unit Volumes	1%	(4%)	1%
Average Selling Prices	(1%)	(4%)	(2%)

Data Center Platform
Unit Volumes	1%	4%	0%
Average Selling Prices	(7%)	1%	7%

PC Client Group Notebook and Desktop Platform Key Drivers
-Notebook platform average selling prices decreased 8% from Q3’11
-Desktop platform volume decreased 6% from Q3’11
-Notebook platform average selling prices decreased 6% from the first nine months of 2011 to the first nine months of 2012
-Notebook platform volumes increased 4% from the first nine months of 2011 to the first nine months of 2012
-Desktop platform volume decreased 3% from the first nine months of 2011 to the first nine months of 2012

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this document contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our expectations for future results. The non-GAAP financial measures disclosed by the company exclude the amortization of acquisition-related intangible assets, as well as the related income tax effect. Amortization of acquisition-related intangible assets consists of the amortization of developed technology, trade names, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustment excludes these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for period to period comparisons in our budget, planning and evaluation processes, and to show the reader how our performance compares to other periods.

	(In millions, except per share amounts)
	Three Months Ended		Nine Months Ended
	Sept 29,	Oct 1,	Sept 29,	Oct 1,
	2012	2011	2012	2011

GAAP GROSS MARGIN	$8,515	$9,018	$25,334	$24,805
Adjustment for the amortization of acquisition-related intangibles	141	135	420	345
NON-GAAP GROSS MARGIN	$8,656	$9,153	$25,754	$25,150

GAAP GROSS MARGIN PERCENTAGE	63.3%	63.4%	63.6%	61.8%
Adjustment for the amortization of acquisition-related intangibles	1.0%	0.9%	1.0%	0.9%
NON-GAAP GROSS MARGIN PERCENTAGE	64.3%	64.3%	64.6%	62.7%

GAAP OPERATING INCOME	$3,841	$4,785	$11,483	$12,878
Adjustment for the amortization of acquisition-related intangibles	215	211	653	533
NON-GAAP OPERATING INCOME	$4,056	$4,996	$12,136	$13,411

GAAP NET INCOME	$2,972	$3,468	$8,537	$9,582
Adjustment for:
Amortization of acquisition-related intangibles	215	211	653	533
Income tax effect	(72)	(45)	(219)	(114)
NON-GAAP NET INCOME	$3,115	$3,634	$8,971	$10,001

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.58	$0.65	$1.65	$1.75
Adjustment for:
Amortization of acquisition-related intangibles	0.04	0.04	0.13	0.10
Income tax effect	(0.02)	(0.01)	(0.05)	(0.02)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$0.60	$0.68	$1.73	$1.83

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Set forth below is a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this outlook should be carefully evaluated. Please refer to "Supplemental Reconciliation of GAAP to non-GAAP Results" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.
	Q4 2012 Outlook
GAAP GROSS MARGIN PERCENTAGE	57%	+/- a couple percentage points
Adjustment for the amortization of acquisition-related intangibles	1%
NON-GAAP GROSS MARGIN PERCENTAGE	58%	+/- a couple percentage points